Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20170190354-52
Certificate of Amendment	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Barbara K. Cegavske	05/01/2017 12:35 PM
	Secretary of State	Entity Number
	State of Nevada	E0039442006-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Domain Extremes Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1:	Name of corporation: Mi1 Global TelCo., Inc.

Article 3:	Number of shares with par value: 1,200,000,000 Par value $0.001 Number of shares without par value: 0

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:       90.43

4. Effective date and time of filing: (optional)           Date:                          Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Lim Kock Chiang

Signature of Officer Mr. Lim Kock Chiang, Chairman and Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After

Revised: 1-5-15